EXECUTION VERSION

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTES AND WARRANTS

This Amendment to Secured Convertible Promissory Notes and Warrants (this “Agreement”) is entered into by and between Huifeng Bio-Pharmaceutical Technology, Inc., a Nevada Corporation (the “Company), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Lenders attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Lenders” and each individually as a “Lender”) on the 24th day of December, 2009 (the “Effective Date”), amending certain provisions of those certain Secured Convertible Promissory Notes dated December 31, 2007 (each, a “Note” and together, the “Notes”) and those certain Warrants dated December 31, 2007 (each a “Warrant” and together, the “Warrants”).  All capitalized terms used, but not defined herein, shall have the meanings given to them in the Notes.

RECITALS

WHEREAS, the parties to this Agreement are parties to that certain Securities Purchase Agreement dated as of December 31, 2007, pursuant to which the Lenders (i) each purchased Notes from the Company in principal amount set forth opposite such Lender’s name on Exhibit A under the heading “Principal Amount of Notes” and (ii) each were issued a Warrant to purchase the number of shares of the Company’s common stock (“Common Stock”) set forth opposite such Lender’s name on Exhibit A under the heading “Common Shares Underlying Warrants” ;

WHEREAS, the Company and the Lenders desire to amend the provisions of the Notes as described in this Agreement;

WHEREAS, the Company has offered, in consideration for said amendment, to amend the exercise price of the Warrants, to amend the conversion rate of the Notes and to issue shares of Common Stock to the Lenders; and

WHEREAS, the Company and the Lenders have consented to the proposed amendments.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements set forth below, the parties agree as follows:

AGREEMENT

1.	Amendment of Notes.

a.	The last sentence of the first paragraph of the Notes is amended and replaced in its entirety as follows:

“This Note shall mature and become due and payable in full on June 30, 2011 (the “Maturity Date”) in accordance with the payment schedule in Section 1(b).”

b.	Section 1(b) of the Notes is amended and replaced in its entirety as follows:

“The Principal shall be due and payable in accordance with the following payment Schedule:

EXECUTION VERSION

Payment Due Date	Percent of Initial Principal Amount Due
April 30, 2010	2.5%
May 31, 2010	2.5
June 30, 2010	2.5
July 31, 2010	4.0
August 31, 2010	4.0
September 30, 2010	4.0
October 31, 2010	6.0
November 30, 2010	6.0
December 31, 2010	6.0
January 31, 2011	8.0
February 28, 2011	8.0
March 31, 2011	8.0
April 30, 2011	12
May 31, 2011	12
June 30, 2011	14.5

Notwithstanding the foregoing, (i) any conversion of notes pursuant to Section 2 will result in a dollar for dollar cancelation of the nearest term principal payments due (for example, if $50,000 of notes are converted by a Borrower, the Company can delay making principal payments to that Borrower until $50,000 of principal payments have been skipped, then the payments will be due in accordance with the above schedule), and (ii) the 10% interests payments due pursuant to Section 1 shall be calculated based on the outstanding Principal on the date such interest payment is due.”

c.  Section 1(e) of the Notes is amended and replaced in its entirety as follows:

“The Borrower may prepay all or any part of the outstanding principal amount of this Note, together with interest accrued, if any, upon not fewer than thirty (30) days’ prior written notice to the Lender.”

EXECUTION VERSION

d.  Section 2(a) of the Notes is amended and replaced in its entirety as follows:

“The Lender shall have the option, at any time on or before the Maturity Date, to convert the outstanding principal of this Note into fully-paid and nonassessable shares of Borrower’s Common Stock at the rate per share equal to $0.80 (the “Conversion Rate”).”

2.	Amendment of the Warrants.

a.	The last sentence of the first paragraph of the Warrants is amended and replaced in its entirety as follows:

“The Exercise Price or the Exercise Price Per Share shall be $1.00, in all events subject to further adjustments as provided herein.”

b.	The first sentence of Section 1 of the Warrants is amended and replaced in its entirety as follows:

“This Warrant may be exercised in whole or in part by the Holder at any time after the date hereof until 5:00 pm Eastern Time on December 31, 2011 (such period being herein referred to as the “Exercise Period”).”

3.
Issuance of Common Stock.  As consideration for the Lenders entry into this Agreement, the Company agrees to issue to the Lenders the number of shares of Common Stock set forth opposite such Lender’s name under the heading “Number of Shares of Common Stock to be Issued Pursuant to this Agreement.”

4.	No Other Changes. All other terms of the Notes and Warrants shall remain the same.

5.	Complete Agreement. This Agreement together with the Notes and Warrants contains a complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof.

6.
Counterparts; Signatures by Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

COMPANY:

HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.

By:
Name:	Jing’an Wang
Title:	Chief Executive Officer

EXECUTION VERSION

PROFESSIONAL OFFSHORE
OPPORTUNITY FUND, LTD.

Howard Berger, Manager

Peter Treadway

Janet Wang

Manilal Patel

STRATEGIC ALLIANCE FUND, L.P.

Daniel Carlson, Manager

STRATEGIC ALLIANCE FUND II, L.P.

Daniel Carlson, Co-Manager

EXECUTION VERSION

Exhibit A

Lender	Principal Amount of Notes	Common Shares Underlying Warrants	Number of Shares of Common Stock to be Issued Pursuant to this Agreement
Professional Offshore Opportunity Fund, Ltd.	$1,500,000	375,000	375,000
Peter Treadway	$50,000	12,500	12.500
Janet Wang	$50,000	12,500	12,500
Manilal Patel	$25,000	6,250	6,250
Strategic Alliance Fund, L.P.	$75,000	18,750	18,750
Strategic Alliance Fund II, L.P.	$100,000	25,000	25,000
Total	$1,800,000	450,000	450,000